UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2025 (December 16, 2025)

Phibro Animal Health Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-36410	13-1840497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre East, 3rd Floor

300 Frank W. Burr Boulevard, Suite 21

Teaneck, New Jersey 07666-6712

(Address of Principal Executive Offices, including Zip Code)

(201) 329-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	PAHC	NASDAQ Stock Market

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On December 18, 2025, Phibro Animal Health Corporation (“Phibro” or the “Company”) announced that Jack C. Bendheim, the current Chairman of the Board of Directors of the Company (the “Board”), Chief Executive Officer and President, will resign from his position as Chief Executive Officer and President, effective July 1, 2026 (the “Effective Date”). On the Effective Date, Mr. Jack C. Bendheim will assume a new managerial role as Executive Chairman and will continue to support strategic oversight and work closely with the executive leadership team. Mr. Jack C. Bendheim will continue to serve as the Chairman of the Board of Directors of the Company.

On the Effective Date, Daniel (Dani) Bendheim, age 53, the Company’s current Executive Vice President, Corporate Strategy, will assume the role of Chief Executive Officer and President of the Company. Mr. Dani Bendheim brings approximately 28 years of knowledge of the Company’s business into his new role, having first joined the Company in 1997. He was appointed the Company’s Vice President of Business Development in 2001, appointed President, Performance Products in 2004, and then appointed to his current role as Executive Vice President, Corporate Strategy in March 2014. He was elected as member of the Board in November 2013.

Mr. Dani Bendheim is the son of Mr. Jack C. Bendheim, and the brother of Mr. Jonathan Bendheim, a member of the Board, and, together with certain other family members, is a Manager of BFI Co., LLC (“BFI”), an investment vehicle of the Bendheim family, with respect to the economic rights pertaining to shares of Company stock owned by BFI. For a description of Mr. Dani Bendheim’s family relationships with other directors and executive officers and for related party transactions, please see his biography under the heading “Executive Officers” and “Certain Relationships and Related Party Transactions” in Phibro’s Definitive Proxy Statement filed with the SEC on September 19, 2025, which sections are incorporated by reference herein.

Each of Mr. Dani Bendheim and Mr. Jack C. Bendheim will enter into a new or amended employment agreement prior to the Effective Date.

ITEM 7.01	REGULATION FD DISCLOSURE.

On December 18, 2025, the Company issued a press release announcing Mr. Jack C Bendheim resigning from his role as Chief Executive Officer and President of the Company, and the appointment of Mr. Dani Bendheim as his successor to such roles, effective as of July 1, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and in the press release is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated December 18, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHIBRO ANIMAL HEALTH CORPORATION
Registrant
Date: December 18, 2025

	By:	/s/ Judith Weinstein
	Name:	Judith Weinstein
	Title:	Senior Vice President, General Counsel and Corporate Secretary